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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)   February 2, 2006
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                              WILLBROS GROUP, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                               Republic of Panama
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                 (State or Other Jurisdiction of Incorporation)

             1-11953                                98-0160660
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    (Commission File Number)             (IRS Employer Identification No.)

 Plaza 2000 Building, 50th Street, 8th Floor, P.O. Box 0816-01098, Panama, Republic of Panama
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(Address of Principal Executive Offices)                (Zip Code)

                                 +50-7-213-0947
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         The description of the sale by Willbros Group, Inc. (the "Company"), of $5.7 million of 6.50% Senior Convertible Notes due 2012 (the "Notes"), set forth under Item 3.02 of this Current Report on Form 8-K is incorporated by reference herein. The description of the terms and conditions of the Notes, the purchase agreement dated as of December 22, 2005 (the "Purchase Agreement"), and the indenture dated December 23, 2005 governing the Notes (the "Indenture"), set forth under Item 1.01 of the Company's Current Report on Form 8-K filed on December 23, 2005, together with the complete text of the Purchase Agreement and the Indenture, which are filed as exhibits to such report, are also incorporated by reference herein.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

         The Purchase Agreement provides that at any time during a period of 90 days following the initial December 23, 2005 closing of the sale of $65 million in aggregate principal amount of Notes, the Note purchasers may purchase up to an additional $19.5 million in aggregate principal amount of Notes. As reported in the Company's Current Report on Form 8-K filed on January 19, 2006, on January 19, 2006, two of the initial purchasers exercised their respective options to purchase an additional $7.5 million in aggregate principal amount of Notes. On February 2, 2006, two other initial purchasers exercised their respective options to purchase an additional $5.7 million in aggregate principal amount of Notes. As a result, the aggregate principal amount of the Notes is currently $78.2 million. The Notes are convertible into a number of shares of the Company's common stock at a conversion rate of 56.9606 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $17.56 per share, subject to adjustment in certain circumstances. After payment of cash selling commission fees in the amount of approximately $0.2 million, the Company will receive net proceeds of approximately $5.5 million from the sale of an additional
$5.7 million in aggregate principal amount of the Notes.

         The securities sold here (and initially) were offered pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D. There were a total of two purchasers (eight initial purchasers), both of whom were accredited.


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                  WILLBROS GROUP, INC.



Date:  February 3, 2006           By: /s/ Warren L. Williams
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                                      Warren L. Williams
                                      Senior Vice President, Chief Financial
                                      Officer and Treasurer


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